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                                                                    EXHIBIT 10.4

                            THE ALLSTATE CORPORATION

                           DEFERRED COMPENSATION PLAN

                   AMENDED AND RESTATED AS OF NOVEMBER 1, 2001

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                                    ARTICLE I
                       DESIGNATION OF PLAN AND DEFINITIONS

     1.1  TITLE

          This Plan shall be known as "The Allstate Corporation Deferred Compensation Plan." The Plan was adopted by Allstate Insurance Company effective January 1, 1995. The Plan was amended and restated by the Company, effective January 1, 1996, November 11, 1997, September 1, 1999, November 1, 2000, and November 1, 2001.

     1.2  DEFINITIONS

          The following definitions will apply:

       (a) "Account" shall mean the bookkeeping entries made to state the balance of Compensation deferred by a Participant under the Plan, as adjusted pursuant to Article IV of the Plan. A Participant's Account shall also include any cash amounts automatically directed to this Plan by action of the Board of Directors of The Allstate Corporation or a committee thereof. For purposes of this Plan, "Account" shall include any amounts deferred by a Participant, as adjusted for earnings and debits, under The Allstate Corporation Deferred Compensation Plan for Employee Agents and The Allstate Corporation Deferred Compensation Plan for Independent Contractor Exclusive Agents.

       (b) "Beneficiary" or "Contingent Beneficiary" shall mean the person or persons last designated in writing by the Participant to the Committee, in accordance with Section 8.5 of this Plan.

       (c)    "Board" shall mean the Board of Directors of the Company.

       (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

       (e) "Committee" shall mean the Committee appointed by the Board of Directors pursuant to Article VI of this Plan, and shall mean those persons to whom the Committee has delegated administrative duties pursuant to Section 6.1(g).

       (f)    "Company" shall mean The Allstate Corporation.

       (g) "Compensation" shall mean all of the items included in the term "Annual Compensation" as that term is defined in the Allstate Retirement Plan without regard to the annual compensation limit imposed by Section 401(a)(17) of the Code.

       (h) "Compensation Floor" shall be the compensation limit in effect pursuant to Section 401(a)(17) of the Code for a Plan Year.

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       (i)    "Controlled Group" shall mean any corporation or other business entity which is included in a controlled group of corporations, within the meaning of section 1563(a)(i) of the Code, within which the Company is also included.

       (j) "Eligible Compensation" shall mean the greater of (i) an Employee's current year Compensation annualized in such manner as the Committee shall determine; or (ii) an Employee's Compensation for the calendar year two years before a Plan Year.

       (k) "Eligible Employee" shall mean any Employee who is eligible to participate under Article II of this Plan.

       (l) "Eligible Salary" shall mean an Employee's monthly base salary during the calendar year immediately preceding a Plan Year annualized in such manner as the Committee shall determine.

       (m) "Employee" shall mean any regular, full-time employee of the Company, of Allstate Insurance Company, of Allstate New Jersey Insurance Company, of Allstate Bank or of any other affiliate in the Controlled Group which adopts the Plan, but shall in no event include persons classified as agents. If a person is not considered to be an "Employee" for purposes of Plan eligibility, a later change in the person's status, even if the change in status is applicable to prior years, will not have a retroactive effect for Plan purposes.

       (n) "Hardship" shall mean severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in section 152(a) of the Code) of the Participant, or loss of the Participant's property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, as determined by the Committee.

       (o) "Incentive " shall mean the amount actually payable to a Participant under an annual cash incentive program sponsored by the Company, Allstate Insurance Company, Allstate New Jersey Insurance Company, Allstate Bank or any other member of the Controlled Group which adopts the Plan.

       (p) "Investment" shall mean the elections made by Participants to make allocations and reallocations of deferrals and Account balances among the sub accounts described in Section 4.3(b), together with accruals and adjustments reflecting the hypothetical experience of the subaccounts.

       (q) "Participant" shall mean an Eligible Employee who has an account balance in the Plan.

       (r) "Plan" shall mean The Allstate Corporation Deferred Compensation Plan as set forth herein, and as amended from time to time in accordance with Article VII hereof.

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       (s)    "Plan Year" shall mean the fiscal year of the Company, which is a calendar year, for which eligibility is determined.

       (t) "Separation from Service" means the termination of a Participant's employment with any company in the Controlled Group for any reason whatsoever, including retirement, resignation, dismissal or death, but does not include a transfer of status to an employee agent or to an Exclusive Agent Independent Contractor or Exclusive Financial Specialist Independent Contractor for Allstate Insurance Company, Allstate New Jersey Insurance Company, Allstate Life Insurance Company or for any other member of the Controlled Group. "Separation from Service" shall also mean the subsequent termination of any Exclusive Agent Independent Contractor or Exclusive Financial Specialist Independent Contractor agreement, unless such termination results from acceptance of employment with any member of the Controlled Group.

                                   ARTICLE II
                                  PARTICIPATION
                                  -------------

     2.1  ELIGIBILITY

          An Employee shall be an Eligible Employee if his Eligible Compensation or his Eligible Salary is equal to or in excess of the Compensation Floor for the Plan Year.

     2.2  NOTICE OF ELIGIBILITY

          The Committee shall notify each Eligible Employee no later than 30 days prior to the first business day of any Plan Year or as soon thereafter as practicable, that he/she is entitled to become a Participant in the Plan for such Plan Year.

     2.3  PARTICIPATION ELECTION

       (a) Each Eligible Employee may elect, in accordance with procedures and during the time frames established by the Committee, to become a Participant in the Plan for a Plan Year. The election must be received by the Committee or its designated representative no later than the last business day of the preceding calendar year or such earlier date as determined by the Committee, and shall specify the percentage of base salary and/or Incentive to be deferred during the Plan Year. A Participant may not change his/her deferral election for the Plan Year after the Plan Year has commenced. However, a Participant may at any time irrevocably elect to suspend deferrals in the Plan for the remainder of a Plan Year, but only as to future deferrals of base salary.

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       (b)    Any person who the Committee determines to be an Eligible Employee in the Plan Year in which he/she first becomes an Employee shall be provided an opportunity within 30 days of employment to participate in the Plan for that Plan Year.

                                   ARTICLE III
                                    DEFERRALS
                                    ---------

     3.1  AMOUNT OF DEFERRAL

       (a) Each Participant may elect to defer, in whole number percentages, up to 80% of base salary for the Plan Year. No deferrals of base salary will be recognized until Compensation in the Plan Year reaches the Compensation Floor for the Plan Year.

       (b) Each Participant may elect to defer, in whole number percentages, up to 100% of the Incentive earned in the Plan Year and paid in the calendar year following the Plan Year.

       (c) Deferrals shall be recognized only after the Compensation Floor for the Plan Year has been reached, and only after all other deductions required by federal or state law or elected by the Participant have been withheld. Deferrals may be reduced by the Committee to the extent necessary to permit required or elected withholdings.

       (d) Except as provided in Section 3.1(e), if a Participant has elected to defer Compensation for a Plan Year which would otherwise be includible in the calculation of the Participant's pension benefit under the Allstate Retirement Plan or the Agents Pension Plan for such Plan Year the Company shall, prior to the end of such Plan Year, refund such excess deferral to the Participant.

       (e) To the extent a Participant is on leave of absence for all or part of the Plan Year, and the Participant's Compensation less any amounts deferred is less than the Compensation Floor for such year, the Company shall, prior to the end of such Plan Year, pay the Participant the lesser of:

                  (1) The amount deferred during the year; or

                  (2) The difference between (i) the Compensation Floor and (ii) the amount of the Participant's Compensation less the amount the Participant deferred.

     3.2  EFFECTIVE DATE OF DEFERRAL

          Compensation deferred shall be credited to a Participant's Account by bookkeeping entry as set forth in Section 4.2.

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     3.3  USE OF AMOUNTS DEFERRED

          Amounts credited to Accounts shall be a part of the general funds of the Company, shall be subject to all the risks of the Company's business, and may be deposited, invested or expended in any manner whatsoever by the Company.

                                   ARTICLE IV
                              ACCOUNTS AND VESTING
                              --------------------

     4.1  ESTABLISHMENT OF ACCOUNT

          The Committee shall establish, by bookkeeping entry on the books of the Company, an Account for each Participant. Accounts shall not be funded in any manner.

     4.2  CONTRIBUTIONS TO ACCOUNT

          The Committee shall cause deferred Compensation to be credited by bookkeeping entry to each Participant's Account as of the last day of the month in which the Compensation or any cash amounts automatically directed to this Plan otherwise would have been payable to the Participant or, with respect to the Incentive, the day on which the Incentive otherwise would have been payable to the Participant or, in either case, as soon thereafter as is administratively practicable.

     4.3  MAINTENANCE OF ACCOUNT BALANCES - SUBACCOUNT ELECTIONS

       (a) Investment of deferrals shall be made among one or more of the Subaccounts described in Section 4.3(b). Each Investment shall be made in accordance with procedures established by the Committee and shall specify that portion of the Participant's deferrals on the date of such election to be invested in each Subaccount. In its sole discretion, the Committee may withhold one or more of the Subaccounts from Investment by Participants for a Plan Year or Years. Investments of deferrals must be made in whole percentage increments.

              Each Account shall be adjusted, as applicable, to apply credits for contributions, interest, dividend equivalents and other earnings and to apply debits for Plan administration and investment expenses, for losses and for distributions. All such adjustments shall be bookkeeping entries reflecting hypothetical experience for the Subaccounts in which Investments are made.

       (b)    The Subaccounts in which Investments may be made are:

               (1) Subaccount #1 - SSgA(TM) SHORT TERM INVESTMENT FUND - a
                   diversified portfolio of short term fixed-income securities

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                   managed by State Street Global Advisors (SSgA(TM)). The
                   fund's objective is to maximize current income while preserving capital and liquidity. The fund's yield reflects short-term interest rates.

               (2) Subaccount #2 - SSgA(TM) PASSIVE BOND MARKET INDEX SECURITIES
                   LENDING FUND SERIES A - a collective fund of fixed -income securities managed by State Street Global Advisors (SSgA(TM)). The fund invests in U.S. TreasurY, agency, corporate, mortgage-backed, and asset-backed debt securities. The fund's objective is to match the total rate of return of the Lehman Aggregate Bond Index, a broad-based domestic bond index composed of more than 5,000 debt securities with all securities having an average life of at least one year. The rate of return on the Bond Fund is influenced by, among other things, changes in interest rates, the market price of bonds and the financial stability of the issuers.

               (3) Subaccount #3 - SSgA(TM) S&P 500 FLAGSHIP FUND SERIES A - a
                   collective fund managed by State Street Global Advisors (SSgA(TM)), which invests in a diversified portfolio of stocks in a broad array of large, established companies. The fund's objective is to match the total rate of return of the Standard & Poor's (S&P) 500 Index(1), which consists of 500 stocks chosen for market size, liquidity and industry group representation. SSgA(TM) replicates the index by purchasing all 500 component equities in the appropriate market-value weighted proportions. The rate of return on the S&P 500(1) Fund is influenced by the market price and dividends of the stocks held in the fund.

               (4) Subaccount #4 - DAILY EAFE SECURITES LENDING FUND SERIES A -
                   a fund, managed by State Street Global Advisors (SSgA(TM)), which invests in a diversified portfolio of stocks outside of North and South America. The fund's objective is to match the total rate of returns and characteristics of the Morgan Stanley Capital International (MSCI) Europe, Australia, Far East (EAFE) Index. The index consists of more than 1,100 stocks in over 20 countries outside of North and South America and represents approximately 60% of the total market capitalization in those countries. SSgA(TM) employs an index replication approach to construct a fund whose return tracks the MSCI EAFE Index. The rate of return on the International Equity Fund is influenced by the market price of the stocks held in the fund, dividends and other income and foreign currency exchange rates.

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               (5) Subaccount #5 - SSgA(TM)RUSSELL 2000 INDEX SECURITIES LENDING
                   SERIES A - a collective fund managed by State Street Global Advisors (SSgA(TM)), which invests in a diversified portfolio of small capitalized U.S. stocks. The fund's objective is to match the total rate of returns and characteristics of the Russell 2000 Index, which consists of the smallest 2000 U.S. securities in the Russell 3000 Index. SSgA(TM) employs an index replication approach to construct a fund whose return tracks the Russell 2000 index. The rate of return on the Russell 2000 Fund is influenced by the market price and dividends of the stocks held in the fund.

       (c) A Participant may, in accordance with procedures established by the Committee, change his Subaccount investment elections daily regarding existing Account balances and future contributions. Any reallocations of existing Account balances must be made in whole percentage increments. If an election is received by the close of the New York Stock Exchange on a business day, it will be effective as of the next business day. Any reallocations of existing Account balances made under this Plan will simultaneously apply to any amounts the Participant may have deferred under either The Allstate Corporation Deferred Compensation Plan for Employee Agents or The Allstate Corporation Deferred Compensation Plan for Independent Contractor Exclusive Agents.

     4.4  VESTING

          A Participant shall be fully vested in his/her Account at all times, subject to Sections 3.3 and 8.2.

                                    ARTICLE V
                                    PAYMENTS
                                    --------

     5.1  EVENTS CAUSING ACCOUNTS TO BECOME DISTRIBUTABLE

       (a) A Participant's Account shall become distributable upon notification to the Plan of the Participant's Separation from Service or, at the election of the Participant pursuant to Section 5.4, in one of the first through fifth years after Separation from Service. In either event, the Participant may elect to receive payment in a lump sum or in annual installments as provided in
              Section 5.3.

       (b) That portion of a Participant's Account determined to be necessary to alleviate a demonstrated Hardship shall become distributable upon the date of such determination, subject to Section 5.2, and such determination shall be subject to the suspension of deferrals in the

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              Plan by the Participant for the remainder of the Plan Year and for the next succeeding Plan Year.

       (c) A Participant may make an irrevocable election prior to September 1, 1999, to receive a distribution as of the first day of any Plan Year prior to Separation from Service, provided such date occurs subsequent to the Plan Year in which the Participant first participates in this Plan and at least three years after the date the Participant makes an election pursuant to this Section 5.1(d). In such case, that portion of the Participant's Account attributable to Compensation deferred, and accruals thereon, after the Committee receives such election shall become distributable on the date elected. Any balance in the Participant's Account remaining after any payment under this paragraph and any balance in the Account attributable to participation in the Plan in any year subsequent to the year in which a payout on such date certain occurs, shall become distributable to the Participant as provided in paragraphs (a), (b) or (d) of this Section.

       (d) Effective September 1, 1999, a Participant may at any time irrevocably elect to receive distribution of his/her entire Account balance, subject to the forfeiture to the Company of 10% of such Account balance and subject to suspension of deferrals in the Plan by the Participant for the remainder of the Plan Year and for the next succeeding Plan Year ("Suspension Period"). Such election will cause any pending election of Incentive deferrals payable during the Suspension Period to be voided. The Participant's Account balance shall become distributable subject to Section 5.2 following the date of such election.

       (e) In the event of a Participant's death prior to distribution of his/her entire Account balance, the remaining Account balance shall become distributable following the date on which all events have occurred which entitle the Beneficiary or Beneficiaries to payment.

     5.2  NOTICE OF ACCOUNT PAYMENT AND COMMENCEMENT OF DISTRIBUTION

          The Committee or its appointed representative shall notify a Participant or Beneficiary, as the case may be, as soon as practicable after the first day of the month next following the date on which the Account becomes distributable, that he/she is entitled to receive payment from an Account, the balance of which shall be computed as of the close of business on the last day of the month in which the Account becomes distributable. Distribution of Account balances shall commence as soon as practicable after the first day of the month next following the date on which the Account becomes distributable.

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     5.3  FORM OF PAYMENT

       (a) Except as provided in paragraphs (c) and (d) of this Section 5.3 and Article VIII hereof, payments of Account balances to a Participant shall be in the form of one lump sum payment or annual cash installment payments over a period of from 2 to 10 years, at the election of the Participant.

       (b) The amount of each annual installment payable to a Participant who has elected to receive installment payments shall be as follows:
              The first annual installment payment shall, for a Participant who has elected to receive installment payments commencing upon his/her Separation from Service, be computed as of the close of business on the last day of the month in which the Account becomes distributable, and the amount of such payment shall equal his/her Account balance as of such date, divided by the number of installments including the one being paid. The first annual installment payment shall, for a Participant who has elected to receive installment payments commencing in one of the first through fifth years after Separation from Service, be computed as of the close of the first business day of the year preceding the year in which the Account balance becomes distributable, and the amount of such payment shall equal his/her Account balance as of such date, divided by the number of installments including the one being paid. Each subsequent installment payment shall be computed as of the close of the last business day of the year thereafter, and the amount of each subsequent payment shall equal his/her remaining Account balance, divided by the number of remaining installments including the one being paid. Interest accruals and other adjustments shall continue with respect to the entire unpaid Account balance, as provided in Section 4.3.

       (c) In the event of a Participant's death prior to distribution of his/her entire Account balance, the remaining Account balance shall be paid in a lump-sum to the Participant's Beneficiary or Beneficiaries, as soon as practicable after the date on which the Account balance shall become distributable pursuant to Section 5.1(e).

       (d) Notwithstanding the provisions of paragraph (b) above, if the remaining unpaid Account balance is $5,000 or less on any date a payment is to be made to a Participant, the payment shall be the remaining unpaid Account balance.

     5.4  DISTRIBUTION ELECTION

       (a)    Each Participant shall elect his/her desired form of payment,

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              in accordance with procedures established by the Committee, at the time of his/her initial participation election set forth in
              Section 2.3.

       (b) Except for distribution elections under Section 5.1(c) and (d), each Participant may from time to time revise the terms of distribution of the Participants Accounts, in accordance with the procedures established by the Committee, provided that (i) the revised notice of the desired form of payment shall be made by the Participant no less than twelve months prior to the date on which payment is to commence, but in any event no later than the day before the date of the Participant's Separation from Service and
              (ii) in any event, distribution of the Participant's Account shall not commence earlier than twelve months after the Participant's revised notice of the desired form of payment is made.

                                   ARTICLE VI
                                 ADMINISTRATION
                                 --------------

     6.1  GENERAL ADMINISTRATION; RIGHTS AND DUTIES

          The Board shall appoint the Committee, which, subject to the express limitations of the Plan, shall be charged with the general administration of the Plan on behalf of the Participants. The Committee shall also be responsible for carrying out its provisions, and shall have all powers necessary to accomplish those purposes, including, but not by way of limitation, the following:

          (a) To construe and interpret the Plan;

          (b) To compute the amount of benefits payable to Participants;

          (c) To authorize all disbursements by the Company of Account balances pursuant to the Plan;

          (d) To maintain all the necessary records for the administration of the Plan;

          (e) To make and publish rules for administration and interpretation of the Plan and the transaction of its business;

          (f) To make available to each Participant the current value of their Account ;

          (g) To delegate the administration of the Plan in accordance with its terms to officers or employees of the Company, of Allstate Insurance Company or of an independent consultant retained by the Committee who the Committee believes to be reliable and competent. The Committee may authorize officers or employees of the Company or of Allstate Insurance Company to whom it has delegated duties under the Plan to appoint other

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              persons to assist the delegate in administering the Plan; and

          (h) To refuse to accept the deferral of amounts the Committee or its delegate considers too small to be administratively feasible.

          The determination of the Committee as to any disputed question or controversy shall be conclusive.

                                   ARTICLE VII
                         PLAN AMENDMENTS AND TERMINATION
                         -------------------------------

     7.1  AMENDMENTS

          The Company shall have the right to amend this Plan from time to time by resolutions of the Board or by the Committee, and to amend or rescind any such amendments; provided, however, that no action under this Section 7.1 shall in any way reduce the amount of Compensation deferred or any accruals or other adjustments provided in section 4.3 up to and including the end of the month in which such action is taken. Interest will continue to accrue as provided in Section 4.3. All amendments shall be in writing and shall be effective as provided subject to the limitations in this Section 7.1.

     7.2  TERMINATION OF PLAN

          Although the Company expects that this Plan will continue indefinitely, continuance of this Plan is not a contractual or other obligation of the Company, and the Company expressly reserves its right to discontinue this plan at any time by resolutions of the Board, effective as provided by the Board in such resolutions. However, no such action shall in any way reduce the amount of Compensation deferred or any accruals thereon, up to and including the end of the month in which such action is taken. Accruals to Accounts shall continue until distribution as provided in Section 4.3.

                                  ARTICLE VIII
                                  MISCELLANEOUS
                                  -------------

     8.1  NOTIFICATION TO COMMITTEE

          Any election made or notification given by a Participant pursuant to this Plan shall be made in accordance with procedures established by the Committee or its designated representative, and shall be deemed to have been made or given on the date received by the Committee or such representative.

     8.2  PARTICIPANT'S EMPLOYMENT

          Participation in this Plan shall not give any Participant the right to be retained in the employ of the Company, Allstate Insurance Company of any member of the Controlled Group, or any right or interest other than as

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          herein provided. No Participant or Employee shall have any right to any payment or benefit hereunder except to the extent provided in this Plan. The members of the Controlled Group expressly reserve the right to dismiss any Participant without any liability for any claim against them, except to the extent expressly provided herein.

     8.3  STATUS OF PARTICIPANTS

          This Plan shall create only a contractual obligation on the part of the Company and shall not be construed as creating a trust or other fiduciary relationship with Participants. Participants will have only the rights of general unsecured creditors of the Company with respect to Compensation deferred and interest credited to their Accounts.

     8.4  OTHER PLANS

          This Plan shall not affect the right of any Employee or Participant to participate in and receive benefits under and in accordance with the provisions of any other Company plans which are now or may hereafter be in existence.

     8.5  BENEFICIARIES AND CONTINGENT BENEFICIARIES

       (a) Each Participant shall, in accordance with procedures established by the Committee, designate one or more persons or entities (including a trust or trusts or his/her estate) to receive any balance in his/her Account, including accruals thereon, payable to him/her under this Plan in the event of his/her death prior to full payment thereof. The Participant may also designate a person or persons as a Contingent Beneficiary who shall succeed to the rights of the person or persons originally designated as Beneficiary, in case the latter should die. He/she may from time to time change any designation of Beneficiary or Contingent Beneficiary so made, by submitting a new designation in accordance with procedures established by the Committee. For purposes of this Plan, any valid Beneficiary or Contingent Beneficiary designation (or any change to such designation) made under this Plan, The Allstate Corporation Deferred Compensation Plan for Employee Agents or The Allstate Corporation Deferred Compensation Plan for Independent Contractor Exclusive Agents (collectively, the "Allstate Plans") shall be considered valid and applicable to amounts deferred under the Allstate Plans in the aggregate. The last valid designation made by a Participant under any of the Allstate Plans, in accordance with procedures established by the Committee, shall be controlling.

              In the event a Participant designates a person other than his/her spouse as Beneficiary of any interests under this Plan, the

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              Participant's spouse shall sign a notarized statement
              specifically approving such designation and authorizing the Committee to make payment of such interests in the manner provided in such designation.

       (b) In the absence of such designation by the Participant, or in the absence of spousal approval and authorization as herein above provided, or in the event of the death, prior to or simultaneous with the death of the Participant, of all Beneficiaries or Contingent Beneficiaries, as the case may be, to whom payments were to be made pursuant to a designation by the Participant, such payments or any balance thereof shall be paid to the Participant's spouse or, if there is no surviving spouse, to the Participant's descendants, including adopted children (distributed in equal shares) or, if there are no surviving descendants, to the Participant's parents (distributed in equal shares) or, if there are no surviving parents, to the Participant's sisters and brothers (distributed in equal shares) or, if there are none, to the estate of the Participant.

       (c) In the event of the death, subsequent to the death of the Participant, of a Beneficiary or Contingent Beneficiary, as the case may be, to whom such payments were to be made or were being made pursuant to a designation under this section, such payments or any balance thereof shall be paid to the estate of such Beneficiary or Contingent Beneficiary.

     8.6  TAXES AND OTHER CHARGES

          To the extent permitted by law, if the whole or any part of a Participant's Account shall become the subject of any estate, inheritance, income or other tax or other charge which the Company shall legally be required to withhold and/or pay, the Company shall have full power and authority to pay such tax or other charge out of any monies or other property in its hands and charge such amounts paid against the Account of the Participant whose interest hereunder is subject to such tax or other charge. Prior to making any such payment, the Company may require such releases or other documents from any lawful authority as the Company shall deem necessary.

     8.7  BENEFITS NOT ASSIGNABLE; OBLIGATIONS BINDING UPON SUCCESSORS

          Benefits under this Plan and rights to receive the amounts credited to the Account of a Participant shall not be assignable or transferable and any purported transfer, assignment, pledge or other encumbrance or attachment of any payments or benefits under this Plan shall not be permitted or recognized. Obligations of the Company under this Plan shall be binding upon successors of the Company.

     8.8  ILLINOIS LAW GOVERNS; SAVING CLAUSE

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          The validity of this Plan or any of its provisions shall be construed and governed in all respects under and by the laws of the State of Illinois. If any provisions of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

     8.9  HEADINGS NOT PART OF PLAN

          Headings and subheadings in this Plan are inserted for reference only, and are not to be considered in the construction of the provisions hereof.

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     1 STANDARD & POOR'S (R), S&P(R), S&P 500 INDEX and STANDARD & POOR'S 500
     INDEX are trademarks of Standard & Poor's Corporation (S&P) and have been licensed for use by State Street Bank and Trust Company. The product is not sponsored, endorsed, listed, sold or promoted by S&P, and S&P makes no representation regarding the advisability of investing in this product.

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